                                                                    Exhibit 3.17

                                    DELAWARE
                                 The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "EVERCOM SYSTEMS, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SECOND DAY OF AUGUST, A.D. 1997, AT 9 O'CLOCK A.M.

     CERTIFICATE OF MERGER, CHANGING ITS NAME FROM "TALTON INVISION, INC." TO "EVERCOM SYSTEMS, INC.", FILED THE THIRTIETH DAY OF DECEMBER, A.D. 1998, AT 9 O'CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 1998.

     CERTIFICATE OF MERGER, FILED THE THIRTIETH DAY OF JUNE, A.D. 2000, AT 9 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, FILED THE NINETEENTH DAY OF NOVEMBER, A.D. 2001, AT 9 O'CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

(SEAL)


                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

                                       AUTHENTICATION: 3259539

                                       DATE: 07-28-04

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/22/1997
                                                          971283500 - 2788631

                          CERTIFICATE OF INCORPORATION

                                       FOR

                              TALTON INVISION, INC.

     THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated under and pursuant of the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                    ARTICLE I

     The name of the corporation is TALTON INVISION, INC.

                                   ARTICLE II

     The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such registered office is CORPORATION SERVICE COMPANY.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. The Corporation is to have a perpetual existence.

                                   ARTICLE IV

     The total number of shares of stock which the Corporation shall have authority to issue is 1000 shares of Common Stock, $1.00 par value per share.

                                    ARTICLE V

     The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          B. The Board of Directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

          C. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

          D. In addition to the powers and authority expressly conferred upon them herein or by statute, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Delaware General Corporation Law, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

          E. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Subsection (E) to Article V shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                   ARTICLE VI

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE VII

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the Delaware General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE VIII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE IX

     The amount of the authorized stock of the Corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

                                    ARTICLE X

     Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

                                   ARTICLE XI

          A. The incorporator of the Corporation is Sherry K. Nicholson, whose mailing address is 2323 Bryan Street, Suite 2200, Dallas, Texas 75201.

          B. The names and mailing addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders and until their successors are elected and qualified are as follows:

           Name                  Address
           ----                  -------
     Todd W. Follmer   3811 Turtle Creek Boulevard
                       Suite 1300
                       Dallas, Texas 75219

     IN WITNESS WHEREOF, I have hereunto set my hand this 22nd day of August, 1997.


                                        /s/ Sherry K. Nicholson
                                        ----------------------------------------
                                        Sherry K. Nicholson
                                        Incorporator


In the Presence of:


/s/ J. Carol Smith
-------------------------------------
J. Carol Smith

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/30/1998
                                                           981508410 - 2788631

                              CERTIFICATE OF MERGER

                                       OF

                                 TALTON STC, INC.
                                       AND
                            AMERITEL PAY PHONES, INC.
                                       AND
                      TALTON TELECOMMUNCATIONS CORPORATION
                                       AND
                   TALTON TELECOMMUNICATIONS OF CAROLINA, INC.
                                       AND
                             MOG COMMUNICATIONS, INC.
                                       AND

                              TALTON INVISION, INC.
               (to be known after merger as Evercom Systems, Inc.)

It is hereby certified that:

     1. The constituent business corporations participating in the merger herein certified are:

          (i) Talton STC, Inc., which is incorporated under the laws of the State of Delaware;

          (ii) AmeriTel Pay Phones, Inc., which is incorporated under the laws of the State of Missouri;

          (iii) Talton Telecommunications Corporation, which is incorporated under the laws of the State of Alabama;

          (iv) Talton Telecommunications of Carolina, Inc., which is incorporated under the laws of the State of Alabama;

          (v) MOG Communications, Inc., which is incorporated under the laws of the State of Alabama; and

          (vi) Talton Invision, Inc., which is incorporated under the laws of the State of Delaware.

     2. An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the _________ aforesaid constituent corporations acknowledge that the Agreement of ___________ by and the merger shall be effectuated in accordance with the General ___________ State of Delaware.

     3. The name of the surviving corporation in the merger herein ___________ Invision, Inc., which will continue its existence as said surviving corporation under ________ EVERCOM SYSTEMS, INC. upon the effective date of said merger pursuant to the __________ of the General Corporation Law of the State of Delaware.

     4. The Certificate of Incorporation of Talton Invision, Inc. is to be amended ___ changed by reason of the merger herein certified by striking out
Article I thereof, and ___________ substituting in lieu thereof the following
Article:

                                   "ARTICLE I

     The name of the corporation is EVERCOM SYSTEMS, INC."

and said Certificate of Incorporation as so amended and changed shall continue to be ______ Certificate of Incorporation of said surviving corporation until further amended and changed ___ accordance with the provisions of the General Corporation Law of the State of Delaware.

     5. The executed Agreement of Merger between the aforesaid ______________ corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

                               8201 Tristar Drive
                               Irving, Texas 75063

     6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

     7. The authorized capital stock of Talton STC, Inc. consists of 1,000 shares of a value of $1.00 each. The authorized capital stock of AmeriTel Pay Phones, Inc. consists of 10,000,000 shares of a value of $0.01 each. The authorized capital stock of Talton Telecommunications Corporation consists of 5,000 shares of a value of $1.00 each. The authorized capital stock of Talton Telecommunications of Carolina, Inc. consists of 5,000 shares of a value of $1.00 each. The authorized capital stock of MOG Communications, Inc. consists of 100 shares of a value of $10.00 each.

     8. The Agreement of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective on December 31, 1998 at 11:59 p.m. Eastern Standard Time.

Dated: December 22nd, 1998.

                                        TALTON INVISION, INC.,
                                        a Delaware corporation


                                        By: /s/ Jeffrey D. Cushman
                                            ------------------------------------
                                            Jeffrey D. Cushman, Vice President


                                        TALTON STC, INC.
                                        a Delaware corporation


                                        By: /s/ Jeffrey D. Cushman
                                            ------------------------------------
                                            Jeffrey D. Cushman, Vice President


                                        AMERITEL PAY PHONES, INC.,
                                        a Missouri corporation


                                        By: /s/ Jeffrey D. Cushman
                                            ------------------------------------
                                            Jeffrey D. Cushman, Vice President


                                        TALTON TELECOMMUNICATIONS CORPORATION,
                                        an Alabama corporation


                                        By: /s/ Jeffrey D. Cushman
                                            ------------------------------------
                                            Jeffrey D. Cushman, Vice President

                 [SEE FOLLOWING PAGE FOR ADDITIONAL SIGNATURES]

                                        TALTON _____________________________
                                        an Alabama corporation


                                        By: /s/ Jeffery D. Cushman
                                            ------------------------------------
                                            Jeffery D. Cushman, Vice President


                                        MOG COMMUNUCATIONS, INC.,
                                        an Alabama corporation


                                        By: /s/ Jeffery D. Cushman
                                            ------------------------------------
                                            Jeffery D. Cushman, Vice President

    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED-O9:00 AM 06/30/2000
   001335792 - 2788631

                              CERTIFICATE OF MERGER
                                       OF
                           SARATOGA TELEPHONE COMPANY
                                      INTO
                              EVERCOM SYSTEMS, INC.

     It is hereby certified that:

     FIRST: The constituent business corporations participating in the merger herein certified are:

          (i) Saratoga Telephone Company ("Saratoga"), which is incorporated under the laws of the State of New York; and

          (ii) Evercom Systems, Inc. ("Evercom"), which is incorporated under the laws of the State of Delaware.

     SECOND: An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Saratoga in accordance with the laws of the State of New York and by Evercom in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

     THIRD: The name of the surviving corporation in the merger herein certified is Evercom Systems, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation of Law of the State of Delaware.

     FOURTH: The Certificate of Incorporation of Evercom, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

     FIFTH: The executed Agreement of Merger between Saratoga and Evercom is on file at the office of Evercom, the address of which is as follows:

          Evercom Systems, Inc.
          8201 Tristar Drive
          Irving, Texas 75063

     SIXTH: A copy of the aforesaid Agreement of Merger will be furnished by Evercom, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

     SEVENTH: The authorized capital stock of Saratoga, a New York corporation which shall not survive the merger, consists of 1,000 shares of common stock, $1.00 par value per share.

     EIGHTH: The Agreement of Merger between Saratoga and Evercom provides that the merger herein certified shall be effective on June 30, 2000.

                                        SARATOGA TELEPHONE COMPANY


                                        By: /s/ Terry Matlack
                                            ------------------------------------
                                        Mr. Terry Matlack
                                        Chief Executive Officer

Dated: June 30, 2000.

                                        EVERCOM SYSTEMS, INC.


                                        By: /s/ Terry Matlack
                                            ------------------------------------
                                        Mr. Terry Matlack
                                        Chief Executive Officer

Dated: June 30, 2000.

                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                                     MERGING

                           SARATOGA TELEPHONE COMPANY,

                             A NEW YORK CORPORATION,

                                      INTO

                             EVERCOM SYSTEMS, INC.,

                             A DELAWARE CORPORATION

     The undersigned corporations, SARATOGA TELEPHONE COMPANY, a New York corporation ("Saratoga"), and EVERCOM SYSTEMS, INC., a Delaware corporation ("Evercom"), hereby agree and certify as follows:

     FIRST: Each party to this Agreement and Plan of Merger agrees to merge, in accordance with the terms set forth herein.

     SECOND: (a) The name of the merging corporation is Saratoga Telephone Company, a corporation organized pursuant to the laws of the State of New York.

     (b) The name of the surviving corporation is Evercom Systems, Inc., a corporation organized pursuant to the laws of the State of Delaware.

     (c) The merger contemplated by this Agreement and Plan of Merger is permitted under the laws of the State of New York and the laws of the State of Delaware.

     THIRD: (a) Saratoga was incorporated under the laws of the State of New York on March 7, 1991

     (b) Evercom was incorporated under the laws of Delaware on August 22, 1997.

     FOURTH: The terms and conditions of the transaction set forth in this Agreement and Plan of Merger were advised, authorized and approved by the unanimous written consents of the Board of Directors and the sole shareholder of Evercom and of the Board of Directors and the sole shareholder of Saratoga, in accordance with the charter of each party hereto, the Delaware General Corporation Law and the New York Business Corporation Law, respectively.

     FIFTH: Upon the effective date of the merger, (i) Saratoga shall be the dissolved corporation and Evercom shall continue its existence as the surviving corporation pursuant to the Delaware General Corporation Law, and (ii) Evercom shall acquire all of the assets, and assume all of the liabilities and obligations of Saratoga.

     SIXTH: (a) Saratoga is authorized to issue 1,000 shares of voting common stock, having a par value of $1.00 per share, which shares constitute all of the securities of any class which Saratoga is authorized to issue. There are currently 1,000 shares of common stock issued and outstanding.

     (b) Evercom is authorized to issue 6,000 shares constitute all of the securities of any class which Evercom is authorized to issue. There are currently 1,000 shares of common stock issued and outstanding.

     SEVENTH: Each share of the common stock of Evercom shall be unaffected by the merger and, without any action on the part of the holder thereof, shall continue to be the issued and outstanding common stock of Evercom, as the surviving and successor corporation. On the effective date of the merger, each issued and outstanding share of common stock and all of the shares held in the treasury of Saratoga shall be surrendered and canceled, and except for Evercom's assumption of the liabilities and obligations of Saratoga, no cash, property, securities or other consideration of any type will be distributed or issued to Saratoga or to any of the shareholders thereof by Evercom in connection with or as a result of the merger.

     EIGHTH: The merger will not effect any amendments to the Certificate of Incorporation of Evercom.

     IN WITNESS WHEREOF, each of the undersigned officers of Saratoga and Evercom, respectively, hereby executes this Agreement and Plan of Merger as of the 30 day of June, 2000.

ATTEST:                                 SARATOGA TELEPHONE COMPANY,
                                        A New York Corporation


By: /s/ Illegible                       By: /s/ Mr. Terry Matlack
    ---------------------------------       ------------------------------------
                                            Mr. Terry Matlack
                                            Chief Executive Officer


ATTEST:                                 EVERCOM SYSTEMS, INC.,
                                        A Delaware Corporation


By: /s/ Illegible                       By: /s/ Mr. Terry Matlack
    ---------------------------------       ------------------------------------
                                            Mr. Terry Matlack
                                            Chief Executive Officer

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/19/2001
                                                          010585974 - 2788631

                          CERTIFICATE OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                             EVERCOM SYSTEMS, INC.

     EVERCOM SYSTEMS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: The original Certificate of Incorporation of Evercom Systems, Inc. (formerly known as Talton Invision, Inc.) (the "Corporation") was filed with the Secretary of State of Delaware on August 22, 1997.

     SECOND: A Certificate of Merger of Talton STC. Inc. and Ameritel Pay Phones, Inc. and Talton Telecommunications Corporation and Talton
Telecommunications of Carolina, Inc. and MOG Communications, Inc. and Talton Invision, Inc. was filed with the Secretary of State of Delaware on December 30, 1998 whereby Talton Invision continues as the surviving corporation under the name of Evercom Systems, Inc.

     THIRD: The Certificate of Incorporation of the Corporation is hereby amended by deleting Article VII in its entirety and the remaining Articles will be renumbered accordingly.

     FOURTH: The effective time of the amendment herein certified shall be the date of filing.

     FIFTH: This Certificate of Amendment to Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate of Amendment to Certificate of Incorporation has been signed effective as of the 13th day of November, 2001.


                                        /s/ Keith Kelson
                                        ----------------------------------------
                                        Keith Kelson, Vice President